Exhibit 10.11

WCI COMMUNITIES, INC.

2013 LONG TERM INCENTIVE PLAN

LTIP AWARD AGREEMENT

THIS LTIP AWARD AGREEMENT (this “Agreement”), is made and effective as of this          day of                                     , 20      , (the “Date of Grant”), by and between WCI Communities, Inc.,  WCI Communities Management, LLC, and WCI Communities, LLC, (collectively, “WCI”), and                                      (the “Participant”).

W I T N E S S E T H:

WHEREAS, WCI is desirous of increasing the incentive of the Participant whose contributions are important to the continued success of WCI;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, WCI hereby grants the Participant LTIP Awards pursuant to the WCI COMMUNITIES, INC. 2013 LONG TERM INCENTIVE PLAN (the “Plan”), upon the following terms and conditions.  Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1.                                      GRANT OF LTIP AWARDS.

Subject to the terms and conditions of this Agreement and the Plan, WCI hereby grants to the Participant                LTIP Awards (“LTIP Awards”).  The Initial Value of the LTIP Awards shall be $[        ] per share.

2.                                      TERMS OF AWARDS/VESTING.

(a)                                 Terms. The terms and conditions of the LTIP Awards shall be governed by Plan. If the Plan is not approved by a majority of the shares of WCI Communities Inc.’s common stock voting or consenting thereto within six (6) months after the Effective Date of the Plan, then the Plan, this Agreement and the LTIP Awards shall be automatically cancelled and become null and void ab initio.  Exhibit A attached to this Agreement illustrates the calculations used in determining the Payment Amount that the Participant shall receive (if any) upon a Payment Event.

(b)                                 Vesting.  The LTIP is subject to a future service requirement and shall vest pursuant to the following schedule if and only if the Participant is, and has been continuously employed by or providing services to the Company through the applicable vesting date:

Date	Incremental Vesting	Cumulative Amount Vested
	10%	10%
	15%	25%
	20%	45%
	25%	70%
	30%	100%

Additional terms regarding the vesting, forfeiture, termination and expiration of the LTIP Awards is set forth in the Plan.

3.                                      MISCELLANEOUS

(a)                                 Controlling Law.  This Agreement and all questions relating to its validity, interpretation, performance, and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by, and construed in accordance with the laws of the State of Florida, without application to the principles of conflict of laws.

(b)                                 Binding Nature of Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

(c)                                  Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement (and Exhibit) conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(d)                                 No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(e)                                  Entire Agreement; Amendments.  This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.  Unless otherwise provided in the Plan, this Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(f)                                   Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

{SIGNATURES ON FOLLOWING PAGE}

WCI COMMUNITIES, INC.

By:
Name:
Title:

WCI COMMUNITIES MANAGEMENT, LLC

By:
Name:
Title:

WCI COMMUNITIES, LLC

By:
Name:
Title:

PARTICIPANT: